UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred stock purchase rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2020, Gogo Inc. (“Gogo”) announced that holders of a majority of the outstanding principal amount of the 9.875% Senior Secured Notes due 2024 (the “Notes”) issued by Gogo Intermediate Holdings LLC, a direct wholly-owned subsidiary of Gogo (the “Issuer”), and Gogo Finance Co. Inc., an indirect wholly-owned subsidiary of Gogo (the “Co-Issuer” and, together with the Issuer, the “Issuers”) (excluding Notes held by the Issuers or affiliates of the Issuers) have delivered consents to the proposed Indenture Amendment (as defined below).

On November 9, 2020, Gogo entered into the fourth supplemental indenture (the “Fourth Supplemental Indenture”) with the Issuers, the other guarantors party thereto, and U.S. Bank National Association, as trustee, to the indenture, dated as of April 25, 2019, among the Issuers, the guarantors party thereto and U.S. Bank National Association as trustee and as collateral agent (as supplemented and amended from time to time, the “Indenture”), to increase the amount of indebtedness under Credit Facilities (as defined in the Indenture) that may be incurred by the Issuers or the Subsidiary Guarantors (as defined in the Indenture) by $50 million in aggregate principal amount (the “Indenture Amendment”). The Fourth Supplemental Indenture became effective immediately upon execution.

The Fourth Supplemental Indenture is attached hereto as Exhibit 4.1. The foregoing description of the Fourth Supplemental Indenture is qualified in its entirety by reference to the full text of the agreement, which is incorporated herein by reference.

Item 8.01	Other Events

On November 13, 2020, the Issuers completed the sale and issuance of $50 million aggregate principal amount of Notes to certain institutional investors at a price equal to 103.5% of their face value, resulting in gross proceeds of $51.8 million. The Notes were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Fourth Supplemental Indenture, dated as of November 9, 2020, by and among Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., each of the guarantors party thereto and U.S. Bank National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Barry Rowan
Barry Rowan
Executive Vice President and Chief Financial Officer

Date: November 13, 2020